Exhibit 99.1

NEWS RELEASE

Visa Inc. to Acquire CyberSource to Accelerate eCommerce Growth

Strengthens Visa’s Leadership in Global eCommerce by Expanding Online Payment, Fraud and Security Management Capabilities

Enables Visa to Offer New and Enhanced Online Fraud Prevention Services to Merchants, Financial Institutions and Consumers

San Francisco and Mountain View, CA – April 21, 2010 – Visa Inc. (NYSE: V) (“Visa”) and CyberSource Corporation (Nasdaq: CYBS) (“CyberSource”) today announced that they have entered into a definitive agreement for Visa to purchase CyberSource, a leading provider of electronic payment, risk management and payment security solutions to online merchants at a price of $26.00 per share, or total consideration of approximately $2.0 billion to be paid with cash on hand.

CyberSource is an established industry leader that plays a role in processing approximately 25 percent of all eCommerce dollars transacted in the United States. The company serves more than 295,000 merchants through its CyberSource and Authorize.Net branded solutions. CyberSource clients include British Airways, Home Depot, Facebook, Google and many small businesses.

The acquisition of CyberSource will result in a compelling combination whose assets and expertise are expected to drive long-term growth by:

•	Accelerating the growth of the eCommerce category thereby also increasing the usage of Visa debit, prepaid and credit products for online purchases.

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Drawing on Visa’s financial institution relationships and global presence to more rapidly drive international expansion of CyberSource’s products and services. Today the majority of CyberSource’s revenues are generated in the United States, leaving tremendous opportunity for global growth.

•	Building on CyberSource’s relationships with merchants to expand the adoption and enhance the functionality of other Visa eCommerce solutions such as Rightcliq.

•	Delivering best-in-class fraud management services to accelerate adoption of CyberSource solutions.

•	Increasing adoption of CyberSource’s secure payment data hosting solutions to address a growing merchant need.

These benefits will be realized by merchants and financial institutions alike. Together, Visa and CyberSource will help merchants increase revenue through global growth while minimizing monetary loss from fraud and provide them with fast and efficient connectivity to multiple payment networks, including Visa. For financial institutions acquirers, Visa will deliver added value by providing new business referrals from eCommerce merchants.

“Online commerce continues to grow rapidly, and this acquisition will enable Visa to offer new and enhanced services that will better meet the growing demand among merchants globally for robust, secure online payment processing capabilities which in turn will grow the entire eCommerce category,” said Joseph W. Saunders, Chairman and CEO of Visa Inc. “With CyberSource, we are adding a new suite of leading eCommerce capabilities and experience in addressing eCommerce merchant needs. And, as eCommerce increasingly migrates to mobile devices, we believe the combination of Visa and CyberSource technology and services will position Visa to lead in mobile eCommerce.”

The two companies are a proven team, having partnered since 1999, and currently collaborate on risk models built into CyberSource’s automated fraud management solutions.

“By joining forces with the world’s foremost payments company, we will have the opportunity to utilize Visa’s regional expertise and global presence to drive international adoption of CyberSource in key geographies,” said Michael Walsh, President and CEO of CyberSource Corporation.

“We are excited to build on the existing relationship we have with Visa and extend the reach and capabilities of our eCommerce payment platform for small businesses and international brands around the world,” said William S. McKiernan, Executive Chairman and Founder of CyberSource.

“The acquisition of CyberSource aligns with Visa’s long-term strategic plan to identify and invest in opportunities today that will drive future growth and deliver enhanced value to Visa and our clients,” said Saunders.

Visa expects this transaction to be approximately $0.04 to $0.05 dilutive to its fiscal fourth quarter 2010 earnings per share on a GAAP basis, due to acquisition-related amortization and one-time transaction costs. Visa expects this transaction to be slightly dilutive to its fiscal full-year 2011 earnings per share on a GAAP basis, primarily related to amortization of intangible assets.

CyberSource’s President and CEO, Michael Walsh, will continue to oversee CyberSource’s operations. CyberSource’s Executive Chairman and Founder, William S. McKiernan, will join Visa as an Executive Advisor to assist in the integration of the two businesses.

The transaction is subject to customary closing conditions, including approval by the stockholders of CyberSource and required regulatory approvals. The transaction, which has been approved by the Visa and CyberSource boards of directors, does not require a Visa shareholder vote and is expected to close in Visa’s fourth fiscal quarter of 2010.

Visa and CyberSource will host a conference call today at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) to discuss the transaction. The dial-in information for the call is 888-790-4410 (within the United States) or 773-756-0127 (international). The conference passcode is GATEWAY. A replay of the call will be available until May 19 and can be accessed by dialing 800-925-4998 (within the United States) or 402-220-4330 (international). The live call and replay, along with supporting materials, can also be accessed through the Investor Relations section of Visa’s website at www.investor.visa.com.

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About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 10,000 transactions a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

About CyberSource

CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry-leading risk management and payment security solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 295,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, Singapore, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.CyberSource.com or email info@CyberSource.com. For more information on Authroize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

Forward Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Visa Inc. and CyberSource. The forward-looking statements in this release address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that CyberSource’s business will not be successfully integrated with Visa’s business; costs associated with the merger; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Visa Inc.’s overall business, including those more fully described in Visa Inc.’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended September 30, 2009, and its quarterly report filed on Form 10-Q for the first quarter of 2010, and CyberSource’s overall business and financial condition, including those more fully described in CyberSource’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly reports filed on Form 10-Q for the current fiscal year. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource will file a proxy statement with the SEC. Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of an Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource’s executive officers and directors in the solicitation by reading CyberSource’s proxy statement for its 2009 annual meeting of stockholders the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, containing Part III information when filed with the SEC on or before April 30, 2010, and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa’s executive officers and directors by reading Visa’s proxy statement for its 2010 annual meeting of stockholders. Information concerning the interests of CyberSource’s participants in the solicitation, which may, in some cases, be different than those of CyberSource’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding CyberSource directors and executive officers is also included in CyberSource’s proxy statement for its 2009 annual meeting of stockholders and will be included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information.

Contacts:

Visa Inc.

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

CyberSource Corporation

Investor Relations: Katrina Rymill, 650-965-6154, krymill@cybersource.com

Media Relations: Bruce Frymire, 650-965-6042, bfrymire@cybersource.com